EXHIBIT 10.21

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


              AGREEMENT by and between Golden Books Family Entertainment, Inc. (the "Company"), and Philip Galanes (the "Executive"), effective as of May 7, 1998 (the "Effective Date").


              1. Employment Term. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to enter the employ of the Company, commencing on the Effective Date and continuing through and including May 6, 2002, unless terminated earlier in accordance with Section 4 below.

              2.   Title, Reporting and Duties.

                   (a) Commencing on the Effective Date and for the remainder of the Employment Term, the Executive shall serve as the Company's General Counsel and Senior Vice President of Legal Affairs, with such duties, responsibilities and authority in such capacities as shall be consistent therewith. The Executive shall be based in New York City.

                  (b) In the Executive's capacity as General Counsel and Senior Vice President of Legal Affairs, he shall report to the Company's Chairman and Chief Executive Officer.

                   (c) During the Employment Term, and excluding any periods of vacation, holiday and sick leave to which the Executive is entitled, the Executive agrees to devote full time during normal business hours to the business and affairs of the Company and to use the Executive's best efforts to perform faithfully and efficiently such responsibilities.

              3.   Compensation and Benefits.

                   (a) Base Salary. During the Employment Term, the Executive shall receive an annual base salary ("Annual Base Salary") of $350,000 for the first year of the term, $375,000 for the second year of the term, $400,000 for the third and fourth years of the term, provided that the Company agrees to consider in good faith an increase of the Annual Base Salary in the fourth year of the term. The Annual Base Salary will be reviewed by the Company's Compensation Committee at the end of each year of the term and may be increased at the discretion of the Compensation Committee. The Annual Base Salary shall be paid in equal biweekly installments.

                   (b) Annual Bonus. In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year during the Employment Term, an annual bonus (the "Annual Bonus") pursuant to the Company's annual incentive plans (the "Annual Plans"). The Executive shall have a target annual bonus of 100% of his Annual Base Salary (the "Target


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Bonus") and a maximum level Annual Bonus of 200% of his Annual Base Salary, subject in each case to attainment of the performance goals set forth in the Annual Plans. Bonuses shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus. Notwithstanding the above, it is the intent of the parties hereto that the Annual Plans meet all applicable requirements for the exemption of the payments thereunder from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") including the requirement that the Annual Plans be approved by the shareholders of the Company prior to the payment of any bonuses thereunder. The Board may award the Executive bonuses other than pursuant to the Annual Plans in its discretion.

                   (c) Stock Options. The Executive will be granted, as of the Effective date hereof, a stock option (the "Option") to purchase 200,000 shares of the Company's common stock ("Stock"). Executive acknowledges that certain action will need to be taken by the Board of Directors and the Compensation Committee to effectuate such Option grant. The exercise price with respect to each share of Stock subject to the Option will be the last transaction price of the Stock on the NASDAQ market on the Effective Date. The Option will become exercisable as to one-quarter of the shares of Stock subject thereto on the first anniversary of the date of grant, as to an additional one-quarter of such shares on the second anniversary of the date of grant, as to an additional one-quarter of such shares on the third anniversary of the date of grant and as to an additional one-quarter of such shares on the fourth anniversary of the date of grant. The Option will have a term of seven years (the "Option Term"). Upon the termination of Executive's employment:

                   (1) by reason of death, the Executive's estate may exercise the Option (to the extent exercisable at the time of death) until the earliest of one year following the Executive's death or the end of the Option Term, following which time the Option shall terminate and be no longer exercisable;

                   (2) by reason of Disability (as such term is defined in Section 4 below), the Option shall become fully and immediately exercisable and the Executive (or, following his death, his estate) may exercise the Option until the earlier of one year following the Date of Termination (as such term is defined in Section 4 below) or the end of the Option Term, following which time the Option shall terminate and be no longer exercisable;

                   (3) by the Company for "cause" other than for Disability (as each term is defined in Section 4 below), the Option shall terminate and no longer be exercisable on the date the Executive is advised by the Board that he is being terminated for cause;

                   (4) by the Executive without "Good Reason" (as such term is defined in Section 4 below), the Option, to the extent exercisable on the Date of Termination, shall remain exercisable by the Executive (or, following his death, his estate) until the earlier of 90 days following such date or the end of the Option Term, following which time the Option shall terminate and be no longer exercisable; or

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                   (5)  by the Company without Cause or by the Executive with
Good Reason, the entire Option shall become fully and immediately exercisable and the Executive may exercise the Option until the earliest of one year following the Executive's termination or the end of the Option Term, following which time the Option shall terminate and be no longer exercisable.

                   The Executive shall be entitled to participate in other Company stock option grants or other equity plans or programs, if any, in which senior executives of the Company are eligible to participate generally commensurate with his position as may be determined by the Compensation Committee.

                   The Executive will be entitled to pay the exercise price of the Option with shares of Stock previously acquired by the Executive and may elect to have any withholding taxes required to be withheld as a result of the exercise of the Option taken out of Stock issuable to the Executive as a result of such exercise.

                   Other than as stated above, the Option will be governed by the terms and conditions of the Company's Stock Option Plan and the standard Stock Option Agreement thereunder to be executed by the Executive and the Company.

                   (d) Incentive, Savings and Retirement Plans. During the Employment Term, the Executive shall be eligible to participate in all incentive, savings and retirement plans, practices, policies and programs, if any, that are applicable generally to other senior executives of the Company and its affiliated companies. The Company intends to establish incentive, savings and retirement plans that are comparable in level of benefits to such plans as generally exist in the Company's industry.

                   (e) Welfare Benefit Plans. During the Employment Term, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee term life, group life, accidental death and travel accident insurance plans and programs, if any) that are applicable generally to other senior executives of the Company and its affiliated companies. It is acknowledged that the Executive's level of participation in these plans shall be consistent with an executive of his stature in the Company's industry.

                   (f) Expenses. During the Employment Term, the Company shall pay or promptly reimburse the Executive for all reasonable business and professional expenses upon presentation of receipts therefor in accordance with the normal practices of the Company. It is acknowledged that the Executive will incur expenses consistent with an executive of his stature in the Company's industry and in connection with his membership and participation in bar associations and other professional organizations.


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                   (g)  Fringe Benefits. During the Employment Term, the
Executive shall be entitled to fringe benefits appropriate to an executive of Executive's stature in the Company's industry. Additionally, the Company shall pay the Executive's reasonable legal fees for preparation and review of this Employment Agreement, and shall reimburse the Executive, up to $7,500.00 per year, for personal tax and financial planning services.

                   (h) Vacation and Holidays. During the Employment Term, the Executive shall be entitled to four weeks of paid vacation per year and all other paid holidays given to employees of the Company.

              4.   Termination of Employment.

                   (a) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean: (i) the conviction of, or pleading guilty to, a felony or crime involving moral turpitude, (ii) the Executive's suspension or disqualification from the practice of law in the State of New York, or (iii) the willful failure of the Executive to perform, in any material respect, his obligations under this Agreement after a written demand for such performance is delivered to the Executive by the Board, which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not performed the Executive's duties; or (iv) a disability that prohibits the Executive from substantially meeting his responsibilities as a senior executive of the Company on a full-time basis for 90 out of 120 consecutive business days ("Disability").

                   For purposes of this provision, no act or failure to act, on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, by the Executive based upon authority given to the Executive pursuant to a resolution duly adopted by the Board or based upon the advice of regular outside counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. Termination of the Executive's employment for Cause shall be effective upon receipt of notice pursuant to Section 4(d). For purposes of this provision, termination of the Executive's employment on account of the Disability of the Executive shall be by written notice to the Executive, effective 30 days after receipt thereof by the Executive, provided that, within 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties.

                   (b) Good Reason. The Executive's employment may be terminat-ed by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean in each case, without the Executive's prior written consent:

                        (i) the assignment to the Executive of any duties materially inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2 of this Agreement, or any other action by the

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                   Company which results in a diminution in such position,
                   authority, duties or responsibilities, excluding for this purpose any action not taken in bad faith and which is remedied by the Company within twenty (20) days after receipt of notice thereof given by the Executive;

                        (ii) any failure by the Company, in any material respect, to comply with any of the compensation and benefits provisions of Section 3 of this Agreement, other than failure not occurring in bad faith and which is remedied by the Company within twenty (20) days after receipt of notice thereof given by the Executive;

                        (iii) the Company's requiring the Executive to be based at any office or location outside New York City;

                        (iv) any failure by the Company to comply with and satisfy any covenant or agreement contained in this Agreement, excluding for this purpose any failure or omission not occur-ring in bad faith or any action not taken in bad faith and which is remedied by the Company within twenty (20) days after receipt of notice thereof given by the Executive; or

                        (v) the occurrence of a "Change of Control", which shall be deemed to have occurred if (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Company, an employee benefit plan of the Company, or any of the Company's direct or indirect affiliates (hereinafter, a "Third Party"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of the securities of the Company representing 33% or more (on a fully-diluted basis) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors of the Company or (ii) all or substantially all of the assets of the Company are acquired by a Third Party. All references in this Agreement to "Good Reason" shall be deemed to include a reference to termination upon a Change of Control.

                   (c) Death. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period.

                   (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13 (b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination

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of the Executive's employment under the provision so indicated and (iii) if the
Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                   (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be (although such Date of Termination shall retroactively cease to apply if the circumstances providing the basis of termination for Cause or Good Reason are cured in accordance with
Section 4(a) or 4(b) of this Agreement, respectively), (ii) If the Executive's employment is terminated by the Company other than for Cause, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death, the Date of Termination shall be the date of death of the Executive.

              5. Obligations of the Company Upon Termination. (a) Good Reason; Other Than for Cause. If, during the Employment Term, the Company shall terminate the Executive's employment other than for Cause or the Executive shall terminate employment for Good Reason:

                        (i) the Company shall pay to the Executive the aggregate of the following amounts:

                               A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, and (2) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, and (3) any Annual Bonus for the fiscal year of the Company terminating prior to the Date of Termination, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2) and (3) shall be hereinafter referred to as the "Accrued Obligations"). All Accrued Obligations shall be paid in a lump sum in cash within 30 days of the Date of Termination; and

                               B. an amount equal to (i) two times the Annual Base Salary payable to the Executive under this Agreement, at the annual rate in effect as of the Termination Date as provided in Section 3(a), plus (ii) two times the Target Bonus which would have been paid or payable to Executive (assuming such Target

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                        Bonus had been earned), under Section 3(b) based upon
                        the Annual Base Salary which would have been in effect as of the Termination Date, in each case to be paid in a lump sum within 30 days after the Date of Termination. The Executive shall have no duty or obligation to mitigate the amounts or obligations provided in this
                        Section 5(a)(i), even in the event the Executive becomes reemployed by another employer.

                        (ii) all stock options, restricted stock and other stock-based compensation shall become exercisable or vested in the manner provided for Options in Section 3(c)(5) herein;

                        (iii) for two years after the Executive's Date of Termination, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in
                   Section 3(e) of this Agreement if the Executive's employment had not been terminated, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the corresponding medical and other welfare benefits described herein shall be terminated. Those welfare benefits not offered by the new employer shall continue until termination of the above-described two-year period. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the later of two years after the Date of Termination or the end of the Employment Term and to have retired on the last day of such period;

                        (iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided to the Executive or which the Executive is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies, to the extent payment of any such amounts or benefits are not already provided for under this Agreement (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

                   The Executive shall have the right to approve, such approval not to be unreasonably withheld by the Company, any written announcement, if any, of the termination of the Executive's employment with the Company.


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                   (b)  Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations, the right to exercise the Executive's Stock Option under Section 3(c)(1) herein, and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

                   (c) Cause; Other Than for Good Reason. If, during the Employment Term, the Executive's employment shall be terminated by the Company for Cause or by the Executive without Good Reason, this Agreement shall terminate without further obligations to the Executive other than the payment of Accrued Obligations, and the payment or provision of Other Benefits. All Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. Upon a termination of the Executive's employment for Cause by the Company or by the Executive without Good Reason, the Executive shall forfeit all stock options that are not vested on the Date of Termination. If the Executive's employment is terminated for Cause, nothing in this Agreement shall prevent the Company from pursuing any other available remedies against the Executive.

                   6. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

                   7. Full Settlement; Legal Fees. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others.

                   8. Certain Reductions. (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to this Agreement or otherwise, a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the payments pursuant to this Agreement shall be reduced to the extent that such reduction would result in after-tax payments and benefits to the Executive that exceed the after-tax payments and benefits to which the Executive would be entitled without such reduction. In the event of any such reduction, the Executive shall be entitled to designate the specific payments or benefits reduced.

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                   (b)  All determinations required to be made under this
Section 8 shall be made by such certified public accounting firm as may be designated by the Executive. Such accounting firm shall provide detailed supporting calculations to either party hereto upon request therefore. All fees and expenses of such accounting firm shall be borne solely by the Company. Any determination by such accounting firm shall be binding upon the Company and the Executive, and such parties agree not to take any position (in any tax return or otherwise) inconsistent with such determination.

                   (c) As a result of potential uncertainty in the application of Section 4999 of the Code, it is possible that a payment will be made to Executive which should not have been made. In the event of determination by the IRS or a court that the Excise Tax applies to any Payment which is not appealable or which the Executive chooses not to appeal, the Executive shall return to the Company all or any portion of the payments or benefits provided pursuant to this Agreement (without interest) that the Executive determines would result in the Excise Tax ceasing to apply to any Payment.

                   9.   Confidential Information; Non-Solicitation.

                   (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

                   (b) For a period of one year following the termination of the Executive's employment for any reason, the Executive shall not, directly or indirectly, employ or seek to employ any person who is at the Date of Termination, or was at any time within the six month period preceding the Date of Termination, an employee of the Company or any of its subsidiaries or affiliates or otherwise cause or induce any employee of the Company or any of its subsidiaries or affiliates to terminate such employee's employment with the Company or such subsidiary or affiliate for the employment of another company (included for this purpose the contracting with any person who was an independent contractor of the Company during such period), without the prior written consent of the Company's Board of Directors.

                   10. Employment Renewal. At least six months prior to expiration of the Employment Term, the Company and the Executive shall enter into good-faith negotiations for a new employment agreement. If the Company fails to offer the Executive a new agreement

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with terms no less favorable to Executive than those in effect at the scheduled termination of this Agreement (i.e., May 6, 2002), or if such offer is subsequently revoked, the Executive shall be entitled to the benefits described in Section 5(a) hereof.

                   11. Indemnification; Directors and Officers Insurance. During the Employment Period and thereafter, the Company shall indemnify Executive and hold Executive harmless from and against any claim, loss or cause of action arising from or out of Executive's performance as an officer, director or employee of the Company, or any of its respective subsidiaries or in any other capacity, including any fiduciary capacity, in which Executive serves at the request of the Company to the maximum extent permitted by applicable law. The Company agrees to provide Executive with coverage under a directors and officers liability insurance policy providing coverage at least equal to the coverage provided by the Company to its other directors and officers.

                   12.  Successors.

                   (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's executors, successors and legal representatives.

                   (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                   (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly in writing and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure to do so shall constitute Good Reason for the Executive to terminate his employment. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                   13.  Miscellaneous.

                   (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.


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                   (b)  All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                        If to the Executive:

                        Mr. Philip Galanes
                        26 East 10th Street
                        #5-F
                        New York, New York 10003

                        If to the Company:
                        Golden Books Family Entertainment, Inc.
                        888 Seventh Avenue
                        New York, NY 10106
                        Attention: Senior Vice President, Human Resources

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                   (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                   (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                   (e) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4 (b) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                   (f) This Agreement supersedes and replaces in its entirety the Employment Agreement, dated as of October 9, 1996, between the Executive and the Company; provided that the stock option grant to Executive set forth in Paragraph 3(c) of such Employment Agreement shall survive.


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                   IN WITNESS WHEREOF, the Executive has hereunto set the
Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                             PHILIP GALANES


                                   /s/
                             ---------------------------------------------------


                             GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.

                             By:  /s/
                             ---------------------------------------------------
                             Name: Michael Bruno
                             Title: SVP, Human Resources


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